Exhibit 10.33

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated the ___ day of _________, 2019, is by and between TTEC Holdings, Inc., a Delaware corporation (the “Corporation”), and _____________, an individual (“Indemnitee”).

RECITALS

A.Competent and experienced persons may be reluctant to serve, or to continue to serve, as directors of legal entities or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities on behalf of such entities.

B.The Board has determined that enhancing the ability of the Corporation to retain and attract as directors the most capable persons is in the best interests of the Corporation, and that the Corporation therefore should seek to assure such persons that indemnification and insurance coverage is available.

C.As a supplement to and in the furtherance of the Corporation’s Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time, the “Certificate of Incorporation”), the Corporation’s Amended and Restated Bylaws (as may be amended or restated from time to time, the “Bylaws”), the organizational documents of any direct or indirect subsidiary of the Corporation (such organizational documents, together with the Certificate of Incorporation and the Bylaws, the “Constituent Documents”) and the coverage of Indemnitee under the Corporation’s directors’ and officers’ liability or similar insurance policies (“D&O Insurance”), it is reasonable, prudent, desirable and necessary for the Corporation contractually to obligate itself to indemnify, and to pay in advance expenses and losses on behalf of, directors and other persons serving in a Corporate Status (as defined below) to the fullest extent permitted by law so that they will serve or continue to serve the Corporation free from concern that they will not be so indemnified and that their expenses will not be so paid in advance. Further, this Agreement is intended to be enforceable irrespective of, among other things, any amendment to the Constituent Documents, any change in the composition of the Board or any Change in Control (as defined below), business combination or similar transaction relating to the Corporation.

D.This Agreement is not a substitute for, nor does it diminish or abrogate any rights of Indemnitee under, the Constituent Documents or any resolutions adopted pursuant thereto (including any contractual rights of Indemnitee that may exist) other than any Existing Agreement (as defined below) which shall be replaced in its entirety by this Agreement. In the event of conflict of any provision(s) of any Constituent Document and this Agreement, the provision(s) of the Constituent Document and this Agreement shall be interpreted together in the manner that is most favorable to the Indemnitee.

E.Indemnitee is or will be a director of the Corporation or one of its direct or indirect subsidiaries (and will have such other role as may be set forth in the definition of Corporate Status) and his or her willingness to serve or continue to serve in such capacity is predicated, in substantial part, upon the Corporation’s willingness to indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.

F.Indemnitee may have certain rights to indemnification and/or insurance provided by the Other Indemnitors (as defined below), which Indemnitee and the Other Indemnitors intend to be secondary to the primary obligation of the Corporation to indemnify Indemnitee as provided herein, with the Corporation’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein and the Indemnitee’s agreement to provide services to the Corporation, the Corporation and Indemnitee hereby agree as follows:

Article 1 Certain Definitions

Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth below:

“Applicable Proceeding” means (i) any threatened, pending or completed action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, request to toll the statute of limitations, investigation, inquiry, hearing or any other actual, threatened or completed proceeding, including any and all appeals, in each case, whether brought by or in the right of the Corporation (or any of its direct or indirect subsidiaries) or otherwise, whether civil, criminal, administrative, regulatory, arbitrative or investigative, whether formal or informal, whether made pursuant to federal, state, local, or foreign law or otherwise, and whether or not commenced prior to the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of or arising from Indemnitee’s Corporate Status and by reason of or relating to either (a) any action or alleged action taken by Indemnitee (or failure or alleged failure to act) or any action or alleged action (or failure or alleged failure to act) on Indemnitee’s part, while acting in his or her Corporate Status at any time or (b) the fact that Indemnitee is or was or will be serving at the request of the Corporation (or any of its direct or indirect subsidiaries) in an Enterprise Corporate Status, in each case, whether or not serving in such capacity at the time any Loss or Expense is paid or incurred for which indemnification or advancement of Expenses can be provided under this Agreement, or (ii) any inquiry, hearing or investigation that Indemnitee determines might reasonably lead to the institution of any such action, suit, proceeding or alternative dispute resolutions mechanism. For purposes of this Agreement, the term “threatened” will be deemed to include Indemnitee’s good faith belief that a claim or other assertion might lead to institution of an Applicable Proceeding.

“Board” means the Board of Directors of the Corporation or any committee designated by the Board of Directors of the Corporation in respect hereof.

“Change in Control” means the occurrence of any of the following:  (i) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions (including, without limitation, any merger, consolidation or liquidation whether by operation of law or otherwise), of all or substantially all of the properties or assets of the Corporation and its subsidiaries, taken as a whole, to a third party purchaser (or group of affiliated third party purchasers), (ii) the consummation of any transaction (including, without limitation, any merger or consolidation or whether by operation of law or otherwise), the result of which is that a third party purchaser (or group of affiliated third party purchasers) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the then outstanding Shares or of the surviving entity of any such merger or consolidation, (iii) any change of more than fifty percent (50%) of the individuals who comprise the Board relative to the composition of the Board as of the date hereof or (iv) the commencement of, or filing for, any bankruptcy, insolvency proceeding or assignment for the benefit of creditors, or the appointment of any receiver, trustee or liquidator, whether voluntary or involuntary, in each case with respect to the Corporation.

“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other Enterprise, whether or not for profit, that is, directly or indirectly, controlled by the Corporation. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

“Corporate Status” means the status of a person as a director, member or chairman of any committee or subcommittee, lead director or chairman of the Board of Directors of the Corporation (or a similar governing body of a subsidiary of the Corporation or Controlled Affiliate) or any of the Corporation’s direct or indirect subsidiaries or Controlled Affiliates, in each case subject to the following proviso, whether before or after the date hereof; provided that “Corporate Status” shall not include any status as chairman of the Board of Directors of the Corporation (or a similar governing body of a subsidiary of the Corporation or Controlled Affiliate other than a committee or subcommittee) prior to the date hereof.  Notwithstanding anything in this Agreement to the contrary, for the purposes of this Agreement, the term “Corporate Status” shall not be deemed to include any other status a person may hold or may have held (other than such person’s status as set forth in the previous sentence) with the Corporation or any of the Corporation’s direct or indirect subsidiaries or Controlled Affiliates or otherwise, including, without limitation, a person’s status as chairman of the Board of Directors of the Corporation (or a similar governing body of a subsidiary of the Corporation or Controlled Affiliate other than a committee or subcommittee) prior to the date hereof, founder, manager (other than in a limited liability company), officer, employee, shareholder, lessor, lessee, agent, trustee or other unspecified fiduciary of or licensor to the Corporation or any of the Corporation’s direct or indirect subsidiaries or Controlled Affiliates or as a counterparty pursuant to any agreement or contract including, without limitation, any license, lease, sublease, founder, chairman or other contract or agreement.

“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” means the Corporation, any subsidiary of the Corporation or any other corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or other enterprise.

“Enterprise Corporate Status” means the status of a person as a director, member or chairman of any committee or subcommittee, lead director and chairman of the board of directors (or a similar governing body) of any Enterprise or any of the Enterprise’s direct or indirect subsidiaries or controlled affiliates, in each case subject to the following proviso, whether before or after the date hereof; provided that “Enterprise Corporate Status” shall not include any status as chairman of the board of directors (or a similar governing body other than a committee or subcommittee) of any Enterprise prior to the date hereof.  Notwithstanding anything in this Agreement to the contrary, for the purposes of this Agreement, the term “Enterprise Corporate Status” shall not be deemed to include any other status a person may hold or may have held (other than such person’s status as set forth in the previous sentence) with an Enterprise or any of the Enterprise’s direct or indirect subsidiaries or controlled affiliates or otherwise, including, without limitation, a person’s status as chairman of the board of directors (or a similar governing body other than a committee or subcommittee) of any Enterprise prior to the date hereof, founder, manager (other than in a limited liability company), officer, employee, shareholder, lessor, lessee, agent, trustee or other unspecified fiduciary of or licensor to any Enterprise or any of the Enterprise’s direct or indirect subsidiaries or controlled affiliates or as a counterparty pursuant to any agreement or contract including, without limitation, any license, lease, sublease, founder, chairman or other contract or agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

“Existing Agreement” means any agreement primarily in respect of indemnification or reimbursement of expenses between Indemnitee and the Corporation existing prior to the date hereof. For the avoidance of doubt, “Existing Agreement” does not include any Constituent Documents or D&O Insurance.

“Expenses” means any and all fees, expenses, and disbursements, including any and all attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, arbitrator’s and mediator’s fees and expenses, duplicating costs, printing and binding costs, court costs, discovery fees and costs awards, including sanctions, filing fees, transcript costs, travel expenses, computer legal research costs telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other fees, expenses or disbursements, paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification or other rights under this Agreement. Expenses will also include (a) Expenses paid or incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, (b) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by Proceeding or otherwise and (c) all Expenses incurred by Indemnitee in connection with Article 5. Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporation law and neither currently is, nor in the past five (5) years has been, retained to represent: (a) the Corporation, any subsidiary of the Corporation, or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement and/or the indemnification provisions of the Constituent Documents, or of other indemnitees under similar indemnification agreements) or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Corporation, any subsidiary of the Corporation, or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

 “Losses” means any and all (a) losses, liabilities, judgments, pre-judgment and post-judgment interest, damages, any amounts paid or payable in settlement, fines (including excise taxes and penalties assessed with respect to employee benefit plans and ERISA excise taxes), penalties (in each case, whether civil, criminal or otherwise), and Expenses, (b) interest, assessments, federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt thereof or hereunder, (c) other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, by a witness or participate in, any Proceeding and (d) other charges paid or payable in connection with or in respect of any of the foregoing.

“Other Indemnitors” means (a) any former, current or future employer of Indemnitee; (b) any Enterprise in which an Indemnitee is, was or will be a partner, member or equity holder; (c) any Enterprise for whom Indemnitee is, was or will be serving in a Corporate Status at the request of such Enterprise; (d) any other source of indemnification to or any Person required to provide indemnification for the benefit of the Indemnitee; (e) any affiliate of any Person described in the foregoing clauses (a), (b), (c) or (d); and (f) any insurer of any Person described in the foregoing clauses (a), (b), (c), (d) or (e), in each such case, to the extent Indemnitee has rights to indemnification and/or insurance provided by such Enterprise, insurer or other Person in connection with his or her Corporate Status.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

“Proceeding” means (i) any threatened, pending or completed action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, request to toll the statute of limitations, investigation, inquiry, hearing or any other actual, threatened or completed proceeding, including any and all appeals, in each case, whether brought by or in the right of the Corporation (or any of its direct or indirect subsidiaries)

or otherwise, whether civil, criminal, administrative, regulatory, arbitrative or investigative, whether formal or informal, whether made pursuant to federal, state, local, or foreign law or otherwise, and whether or not commenced prior to the date of this Agreement, or (ii) any inquiry, hearing or investigation that Indemnitee determines might reasonably lead to the institution of any such action, suit, proceeding or alternative dispute resolutions mechanism. For purposes of this definition, the term “threatened” will be deemed to include Indemnitee’s good faith belief that a claim or other assertion might lead to institution of a Proceeding.

References to “serving at the request of the Corporation” include any service in a Corporate Status which imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to under applicable law or in this Agreement.

Article 2 Indemnification

2.1 Corporation Indemnification. Subject to Section 2.4 and Article 5, the Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time to increase the scope of such permitted indemnification, against any and all Losses and Expenses if Indemnitee was, is, or becomes or was, is, or becomes threatened to be, made a party to or participant in, any Applicable Proceeding.  For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) or any statute that replaces or succeeds the relevant sections of the DGCL with respect to such matters. In the event of any change in the DGCL or any other applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a person serving in an Enterprise Corporate Status, such change, to the extent not otherwise prohibited by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Corporation. Except as otherwise provided in this Article 2 (including pursuant to Section 2.4), Indemnitee shall be entitled to the rights of indemnification provided in this Section 2.1 if, the Indemnitee was, is, or becomes or was, is, or becomes threatened to be made, a party to or participant in any Applicable Proceeding other than an Applicable Proceeding by or in the right of the Corporation (which is covered by Section 2.1(b)). Pursuant to this Section 2.1(a), but subject to Section 2.4, Indemnitee shall be indemnified to the fullest extent permitted by law against all Losses and Expenses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are actually and reasonably paid or incurred by him, or on his behalf, in connection with such Applicable Proceeding.

(b) Proceedings by or in the Right of the Corporation. Except as otherwise provided in this Article 2 (including pursuant to Section 2.4), Indemnitee shall be entitled to the rights of indemnification provided in this Section 2.1 if, the Indemnitee was, is, or becomes or was, is, or becomes threatened to be made, a party to or participant in any Applicable Proceeding brought by or in the right of the Corporation. Pursuant to this Section 2.1(b), but subject to Section 2.4, Indemnitee shall be indemnified to the fullest extent permitted by law against all Losses and Expenses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are actually and reasonably paid or incurred by him or her, or on his or her behalf, in connection with such Applicable Proceeding.

(c) Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification otherwise provided for in this Section 2.1, but subject to Section 2.4 and Article 5, the Corporation shall and hereby does indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and Losses, and any and all federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement actually and reasonably paid or incurred by him or on his behalf if, he was, is, or becomes or was, is, or becomes threatened to be, made a party to or participant in any Applicable Proceeding (including an Applicable Proceeding by or in the right of the Corporation). Subject to Section 2.4, the only limitation that shall exist upon the Corporation’s obligations pursuant to this Agreement shall be that the Corporation shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Articles 5 and Section 7.2 hereof) to be unlawful. For the avoidance of doubt, the indemnification rights and obligations contained herein shall also extend to any Applicable Proceeding in which the Indemnitee was, is or becomes a party to, was, is or becomes threatened to be made a party to or was or is otherwise involved in any capacity in by reason of Indemnitee’s Corporate Status as a fiduciary with respect to an employee benefit plan.  In connection therewith, if the Indemnitee has acted in good faith and in a manner which appeared to be consistent with the best interests of the participants and beneficiaries of an employee benefit plan and not opposed thereto, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

2.2 Mandatory Indemnification if Indemnitee is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement (other than Section 5.9), but subject to Section 2.4, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Applicable Proceeding or any part thereof, the Corporation will indemnify Indemnitee to the fullest extent permitted by law against all Losses and Expenses that are actually and reasonably paid or incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Applicable Proceeding, but is successful, on the merits or otherwise, as to one or more but fewer than all claims, issues or matters in such Applicable Proceeding, the Corporation will indemnify and hold harmless Indemnitee against all Expenses paid or incurred by Indemnitee in connection with each successfully resolved claim, issue or matter on which Indemnitee was successful. For purposes of this Section 2.2, the termination of any Applicable Proceeding, or any claim, issue or matter in such Applicable Proceeding, by dismissal with or without prejudice will be deemed to be a successful result as to such Applicable Proceeding, claim, issue or matter.

2.3 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Corporation will indemnify Indemnitee to the fullest extent permitted by law against all Losses and Expenses actually and reasonably paid or incurred by Indemnitee on his or her behalf in connection therewith.

2.4 Exclusions. Notwithstanding any other provision of this Agreement, the Corporation will not be obligated under this Agreement to provide indemnification in connection with the following:

(a) Any Proceeding (or part of any Proceeding) initiated or brought voluntarily by Indemnitee against the Corporation or its directors, officers, employees or other indemnities, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) the Proceeding was initiated to establish or enforce a right to indemnification or advancement of expenses under this Agreement, any other agreement or insurance policy (other than an Existing Agreement), under the Constituent Documents or under any statutory authority, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or advancement of expenses, or recovery from the Corporation’s D&O Insurance, as the case may be, or (iv) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding); provided,  however, that nothing in this Section 2.4(a) shall limit the right of Indemnitee to be indemnified under Section 7.4.

(b) In respect of any claim, issue or matter if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c) For an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or any similar successor statute.

Article 3 Advancement of Expenses

3.1 Expense Advances. Except in the circumstances set forth in Section 2.4 and subject to Article 5, the Corporation will, if requested by Indemnitee, advance, to the fullest extent permitted by law, to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses actually and reasonably paid or incurred (even if unpaid) by or on behalf of Indemnitee in connection with any Applicable Proceeding (whether prior to or after its final disposition). Indemnitee’s right to each Expense Advance will not be subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Constituent Documents or otherwise.  Each Expense Advance will be unsecured and interest free and will be made by the Corporation without regard to Indemnitee’s ability to repay the Expense Advance.  An Expense eligible for an Expense Advance will include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement provided for in this Article 3, including Expenses incurred preparing and forwarding statements to the Corporation to support the Expense Advances claimed. Execution and delivery to the Corporation of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee to repay any amounts paid, advanced or reimbursed by the Corporation pursuant to this Section 3 in respect of Expenses relating to, arising out of or resulting from any Proceeding in respect of which it shall be determined, pursuant to Article 7, following the final disposition of such Proceeding, that Indemnitee is not entitled to indemnification hereunder.  No other form of undertaking shall be required other than the execution of this Agreement.

3.2 Timing. Without limiting the generality or effect of the foregoing and except in the circumstances set forth in Section 2.4, within five (5) business days after any request by Indemnitee, the Corporation shall, in accordance with such request, (a) pay such Expenses payable in accordance with this Article 3 on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses payable in accordance with this Article 3, or (c) reimburse Indemnitee for such Expenses payable in accordance with this Article 3. In connection with any request for an Expense Advance, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.

Article 4 Contribution in the Event of Joint Liability
4.1 Contribution by Corporation.

(a) Whether or not the indemnification or Expense Advance provided in Articles 2 or 3, respectively, is available (other than when not available as a result of the circumstances set forth in Section 2.4), in respect of any Applicable Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall, to the fullest extent permitted by law, settle and/or pay, in the first instance, the entire amount of any Expenses or Losses of such Applicable Proceeding (including whether payment is sought by the judgment creditor, or his, her or its successor or assigns, to be collected against the Corporation or the

Indemnitee alone, or together) without requiring Indemnitee to contribute to such settlement or payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Applicable Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding Section 4.1(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Applicable Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), except in the circumstances set forth in Section 2.4, the Corporation shall, to the fullest extent permitted by law, pay to Indemnitee the entire amount of any judgment or settlement of such Applicable Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. Indemnitee shall not enter into any settlement of any Applicable Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Corporation.

(c) To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (including due to an election by Indemnitee), except in the circumstances set forth in Section 2.4, the Corporation, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Losses incurred or paid by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Applicable Proceeding  in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Applicable Proceeding in order to reflect (i) the relative benefits received by the Corporation (and its officers, directors, employees and agents) and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Applicable Proceeding and/or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, both the relative benefits referred to in clause (i) and the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).  In connection with the registration of the Corporation’s securities, the relative benefits received by the Corporation and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Corporation and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Corporation and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 4.1 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.1 . In connection with the registration of the Corporation’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 4.1 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

4.2 Indemnification for Contribution Claims by Others. Except in the circumstances set forth in Section 2.4, to the fullest extent permitted by law, the Corporation will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Corporation who may be jointly liable with Indemnitee for any Loss or Expense arising from an Applicable Proceeding.

4.3 Partial Indemnity. Except in the circumstances set forth in Section 2.4, if Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any Losses in respect of an Applicable Proceeding but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Article 5 Procedures and Presumptions for the Determination of Entitlement to Indemnification

5.1 Notification of Claims; Request for Indemnification. Indemnitee agrees to notify promptly the Corporation in writing, which may include via electronic means, of any claim made against Indemnitee for which indemnification or Expense Advance will or could be sought under this Agreement, which shall include a description of the nature of the Applicable Proceeding and the facts underlying the Applicable Proceeding, in each case, to the extent available; provided,  however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Corporation did not otherwise learn of the Applicable Proceeding and such delay is materially prejudicial to the Corporation’s ability to defend such Applicable Proceeding; and, provided,  further, however, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Corporation is a party to the same Applicable Proceeding. The omission to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. Indemnitee may deliver to the Corporation a written request to have the Corporation indemnify and hold harmless Indemnitee in accordance with this Agreement. Subject to Section 5.9, such request may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written request for indemnification, Indemnitee’s entitlement to indemnification shall be determined according to Section 5.2. The Secretary of the Corporation will, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. The Corporation will be entitled to participate in any Applicable Proceeding at its own expense. If at the time of the receipt of such notice, the Corporation has D&O Insurance or any other insurance in effect under which coverage for Applicable Proceedings is potentially available, the Corporation shall give prompt written notice to the applicable insurers in accordance with the procedures, provisions, and terms set forth in the applicable policies.  The Corporation shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Corporation and such insurers regarding such Applicable Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Corporation.  The Corporation shall keep Indemnitee substantially concurrently advised of all communications, regardless of method, with such insurers. Indemnification shall be made insofar as the Corporation determines Indemnitee is entitled to indemnification in accordance with Section 5.2 below.

5.2 Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 5.1 with respect to any Applicable Proceeding, a determination with respect to Indemnitee’s entitlement thereto will be made by one of the following, at the election of Indemnitee: (a) so long as there are Disinterested Directors with respect to such Applicable Proceeding, a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (b) so long as there are Disinterested Directors with respect to such Applicable Proceeding, a committee of such Disinterested

Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum of the Board or (c) Independent Counsel in a writing delivered to the Board, a copy of which will also be delivered to Indemnitee. The election by Indemnitee to use a particular person, persons or Enterprise to make such determination is to be included in the written request for indemnification submitted by Indemnitee (and if no election is made in the request it will be assumed that Indemnitee has elected the Independent Counsel to make such determination).  The person, persons or Enterprise chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination.

5.3 Selection of Independent Counsel. If the determination of entitlement to indemnification pursuant to Section 5.2 will be made by an Independent Counsel, the Independent Counsel will be selected as provided in this Section 5.3. The Independent Counsel will be selected by the Board within the later of fifteen (15) days of receipt from the Indemnitee of a written request for indemnification pursuant to Section 5.1 and the final disposition of the Applicable Proceeding. The Corporation will give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. The Indemnitee may, within ten (10) days after such written notice of selection is given, deliver to the Corporation a written objection, which may be made via electronic means, to such selection; provided,  however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within thirty (30) days after the later of the submission by Indemnitee of a written request for indemnification pursuant to Section 5.1 and the final disposition of the Applicable Proceeding, no Independent Counsel is selected, or an Independent Counsel for which an objection thereto has been properly made remains unresolved, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection that has been made by Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court may designate, and the person with respect to whom all objections are so resolved or the person so appointed will act as Independent Counsel under Section 5.2. Except in the circumstances set forth in Section 2.4, the Corporation will pay any and all fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 5.2, and the Corporation will pay all fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed.

5.4 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination will, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, except in the circumstances set forth in Section 2.4.  Anyone seeking to overcome this presumption will, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, by clear and convincing evidence. In making a determination with respect to entitlement to indemnification hereunder which under this Agreement, the Constituent Documents, the D&O Insurance or applicable law requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and/or with respect to any criminal Proceeding, whether Indemnitee had reasonable cause to believe his or her conduct was unlawful, the person, persons or Enterprise making such determination will, to the fullest extent not prohibited by law, presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Anyone seeking to overcome this presumption will, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, by clear and convincing evidence.  Indemnitee will be deemed to have acted in good faith if Indemnitee’s action with respect to the Corporation or a particular Enterprise (that Indemnitee is or was serving in an Enterprise Corporate Status at the request of the Corporation) is based on the records or books of account of the Corporation or such other Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or such other Enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or such other Enterprise or on information or records given or reports made to the Corporation or such other Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Corporation or such other Enterprise; provided,  however, that this sentence will not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met such standard of conduct. In addition, the knowledge and/or actions, or failure to act, of any other director, manager, officer, agent or employee of the Corporation or such other Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

5.5 No Presumption in Absence of a Determination or As Result of an Adverse Determination; Presumption Regarding Success. Neither the failure of any person, persons or Enterprise chosen to make a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief to make such determination, nor an actual determination by such person, persons or Enterprise that Indemnitee has not met such standard of conduct or did not have such belief, prior to or after the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, will be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In addition, the termination of any Applicable Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct and with respect to any criminal Applicable Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful, or that Indemnitee had any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.  In the event that any Applicable Proceeding to which Indemnitee is a party is resolved in any manner other than by final adverse judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) against Indemnitee (including, without limitation, settlement of such Applicable Proceeding with or without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise in such Applicable Proceeding.

5.6 Timing of Determination. The Corporation will use its reasonable best efforts to cause any determination required to be made pursuant to Section 5.2 to be made as promptly as practicable after Indemnitee has submitted a written request for indemnification pursuant to Section 5.1 and prior to the final disposition of the Applicable Proceeding. If the person, persons or Enterprise chosen to make a determination does not make such determination within fifteen (15) days after the later of the date (a) the Corporation receives Indemnitee’s request for indemnification pursuant to Section 5.1, (b) the final disposition of the Applicable Proceeding and (c) on which an Independent Counsel is selected pursuant to Section 5.3, if applicable (and all objections to such person, if any, have been resolved), the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification, so long as (i) Indemnitee has fulfilled his or her obligations pursuant to Section 5.8 and (ii) such indemnification is not prohibited under applicable law; provided,  however, that such fifteen (15) day period may be extended for a reasonable time, not to exceed an additional ten (10) days, if the person, persons or Enterprise making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining of or evaluating of documentation and/or information relating thereto.  Notwithstanding anything herein to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Applicable Proceeding.

5.7 Timing of Payments. All payments of Expenses, including any Expense Advance, and other amounts by the Corporation to the Indemnitee pursuant to this Agreement will be made as soon as practicable after a written request or demand therefor by Indemnitee is presented to the Corporation, but in no event later than fifteen (15) business days after (a) such demand is presented or (b) such later date as a determination of entitlement to indemnification is made in accordance with Section 5.6, if applicable; provided,  however, that an Expense Advance will be made within the time provided in Section 3.2.

5.8 Cooperation. Indemnitee will cooperate with the person, persons or Enterprise making a determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or Enterprise, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or Enterprise making such determination will be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation will indemnify Indemnitee therefor and will hold Indemnitee harmless from any Losses arising therefrom.

5.9 Time for Submission of Request. Indemnitee will be required to submit any request for Indemnification pursuant to this Article 5 within a reasonable time, not to exceed two (2) years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Applicable Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the two (2) year period).

Article 6 Liability Insurance

6.1 Corporation Insurance. The Corporation will obtain and maintain D&O Insurance with one or more reputable insurance companies providing Indemnitee with coverage in such amount as is customary in the market for Losses and Expenses paid or incurred by Indemnitee as a result of acts or omissions of Indemnitee in his or her Corporate Status, and to ensure the Corporation’s performance of its indemnification obligations under this Agreement; provided,  however, that in all policies of D&O Insurance obtained by the Corporation, Indemnitee will be named as an insured party; provided, further, for the duration of Indemnitee’s service in a Corporate Status, and thereafter for so long as Indemnitee may be subject to any possible Applicable Proceeding, the Corporation shall use reasonable efforts to continue to maintain in effect policies of D&O Insurance providing coverage that is substantially comparable in scope and amount to that provided by the Corporation to other Indemnitees. Upon request, the Corporation will provide to Indemnitee copies of all D&O Insurance applications, binders, policies, declarations, endorsements and other related materials.

6.2 Notice to Insurers. If, at the time of receipt by the Corporation of a notice from any source of a Applicable Proceeding as to which Indemnitee is a party or participant, the Corporation will give prompt notice of such Applicable Proceeding to the insurers in accordance with the procedures set forth in the respective D&O Insurance, and the Corporation will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Corporation and such insurers related thereto. The Corporation will thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Applicable Proceeding in accordance with the terms of such D&O Insurance.

Article 7 Remedies of Indemnitee

7.1 Action by Indemnitee. In the event that (a) a determination is made pursuant to Article 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) an Expense Advance is not timely made pursuant to Section 3.2 of this Agreement, (c) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 5.6, (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 5.7 or (e) the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee will be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or payment of an Expense Advance. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The provisions of Delaware law (without regard to its conflict of laws rules) will apply to any such arbitration. The Corporation will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

7.2 De Novo Review if Prior Adverse Determination. Except in the circumstances set forth in Section 2.4 (a), in the event that a determination is made pursuant to Article 5 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article 7 will be conducted in all respects as a de novo trial or arbitration, as applicable, on the merits and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article 7, Indemnitee will be presumed to be entitled to indemnification under this Agreement, the Corporation will have the burden of proving Indemnitee is not entitled to indemnification and the Corporation may not refer to or introduce evidence of any determination pursuant to Article 5 adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Article 7, Indemnitee will not be required to reimburse the Corporation for any Expense Advance made pursuant to Article 3 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

7.3 Corporation Bound by Favorable Determination by Reviewing Party. If a determination is made that Indemnitee is entitled to indemnification pursuant to Article 5, the Corporation will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 7, absent (a) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading or (b) a prohibition of such indemnification under law.

7.4 Corporation Bears Expenses if Indemnitee Seeks Adjudication. Notwithstanding anything to the contrary in this Agreement, in the event that (i) Indemnitee, pursuant to this Article 7 and except in the circumstances set forth in Section 2.4(a), seeks a Proceeding, judicial adjudication or arbitration of his or her rights under (or the interpretation thereof), or to recover damages for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Constituent Documents, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies (including the D&O Insurance) maintained by the Corporation or (ii) the Corporation seeks a Proceeding against the Indemnitee seeking (1) to recover amounts previously advanced to Indemnitee, (2) to enforce the Corporation’s rights under or to interpret the terms of this Agreement or (3) to recover damages for breach of this Agreement, the Corporation will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Corporation will (within five (5) days after receipt by the Corporation of the written request therefor), pay as an Expense Advance such Expenses, to the fullest extent permitted by law.  Indemnitee shall be required to reimburse the Corporation for such Expense Advance in the event that a final judicial determination is made that any action brought by Indemnitee was frivolous or not made in good faith.

7.5 Corporation Bound by Provisions of this Agreement. The Corporation will be precluded from asserting in any judicial or arbitration proceeding commenced pursuant to this Article 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial or arbitration proceeding that the Corporation is bound by all the provisions of this Agreement.

Article 8 Non-Exclusivity, Subrogation; No Duplicative Payments

8.1 Non-Exclusivity. The rights of indemnification and to receive Expense Advances as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Constituent Documents, any D&O Insurance, any other agreement (other than any Existing Agreement), a vote of equityholders, a resolution of the directors or otherwise. To the extent Indemnitee otherwise would have any greater right to indemnification or payment of any advancement of Expenses under any other provisions under applicable law, the Constituent Documents, any insurance policy, including the D&O Insurance, any agreement (other than any Existing Agreement), vote of equityholders, a resolution of the directors or otherwise, except in the circumstances set forth in Section 2.4, Indemnitee will be entitled under this Agreement to such greater right. No amendment, alteration or repeal of this Agreement or of any provision hereof limits or restricts any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Constituent Documents, the D&O Insurance and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered Applicable Proceeding.

8.2 Subrogation. Except as provided in Section 8.3, in the event of any payment by the Corporation under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto and Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Corporation).

8.3 No Duplicative Payments. The Corporation will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or any Expense for which advancement is provided) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, except as provided in this Section 8.3. The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of Applicable Proceedings relating to Indemnitee’s service at the request of the Corporation in an Enterprise Corporate Status of any other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise, except as provided in this Section 8.3. The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by Other Indemnitors. The Corporation hereby agrees, to the extent it is determined pursuant to the terms and conditions of this Agreement that the Corporation has an indemnification or Expense Advance obligation to Indemnitee for a particular matter, (a) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any Other Indemnitor to advance expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (b) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of this Agreement, the D&O Insurance, the Constituent Documents (or any other agreement between the Corporation and Indemnitee (other than any Existing Agreement)), without regard to any rights Indemnitee may have against the Other Indemnitors and (c) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation and Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 8.3.

Article 9 Defense of PROCEEDINGS

9.1 Corporation Assuming the Defense. Subject to Section 9.3 below, in the event the Corporation is obligated pursuant to Article 3 to pay in advance the Expenses of any Applicable Proceeding, the Corporation will be entitled, by written notice to Indemnitee, to assume the defense of such Applicable Proceeding, with counsel approved by Indemnitee, which approval will not be unreasonably withheld.  The Corporation will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to Indemnitee notifying Indemnitee of the Corporation’s election to assume such defense, and Indemnitee will be required, within ten (10) days following Indemnitee’s receipt of such notice, to inform the Corporation of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Corporation will identify alternative counsel, which counsel will also be subject to approval by Indemnitee in accordance with the procedure described in the prior sentence.

9.2 Right of Indemnitee to Employ Counsel. Following approval of counsel by Indemnitee pursuant to Section 9.1 and retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Applicable Proceeding; provided,  however, that (a) Indemnitee has the right to employ counsel in any such Applicable Proceeding at Indemnitee’s expense and (b) the Corporation will be required to pay the fees and expenses of Indemnitee’s counsel if (i) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (ii) Indemnitee reasonably concludes that there is an actual or potential conflict between the Corporation (or any other person or persons included in a joint defense) and Indemnitee in the conduct of such defense or representation by such counsel retained by the Corporation or (iii) the Corporation does not continue to retain the counsel approved by Indemnitee.

9.3 Corporation Not Entitled to Assume Defense. Notwithstanding Section 9.1, the Corporation will not be entitled to assume the defense of any Applicable Proceeding brought by or on behalf of the Corporation or any Applicable Proceeding as to which Indemnitee has reasonably made the conclusion provided for in Section 9.2(b)(ii).

Article 10 Settlement

10.1 Corporation Bound by Provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Corporation will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Applicable Proceeding effected without the Corporation’s prior written consent, which consent shall not be unreasonably withheld or delayed.

10.2 When Indemnitee’s Prior Consent Required. The Corporation will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise in respect to an indemnifiable Applicable Proceeding hereunder which (a) includes an assignment of any claim or potential claim the Corporation may have against Indemnitee, any admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or a Loss for which Indemnitee is not wholly indemnified hereunder or (b) with respect to any Applicable Proceeding with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release will be in form and substance reasonably satisfactory to Indemnitee. Notwithstanding anything to the contrary, neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided,  however, that Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding.

Article 11 Duration of Agreement; other activities
11.1 Duration of Agreement.

(a) This Agreement will continue until and terminate upon the latest of (a) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an Expense Advance under this Agreement, (b) ten (10) years after the date that Indemnitee has ceased to serve as in a Corporate Status of the Corporation or its direct or indirect subsidiaries or in an Enterprise Corporate Status in any other Enterprise which Indemnitee served at the request of the Corporation or (c) if, at the later of the dates referred to in (a) and (b) above, there is pending Applicable Proceeding in respect of which Indemnitee is granted rights of indemnification or the right to an Expense Advance under this Agreement or a Proceeding commenced by Indemnitee pursuant to Article 7 of this Agreement, one (1) year after the final termination of such Applicable Proceeding, including any and all appeals. This Agreement and the indemnification and contribution provisions set forth herein are of a continuing nature and will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any officer, director, employee, agent or controlling person of Indemnitee.

(b) No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation or any affiliate of the Corporation against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided,  however, that if any shorter period of limitations is otherwise applicable to any such cause of actions, such shorter period shall govern.

Article 12 Miscellaneous

12.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided,  however, that it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Constituent Documents, any D&O Insurance policy and any employment or similar agreement between the parties (other than any Existing Agreement).

12.2 Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed void ab initio and not binding on such other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives. Except as set forth in Section 8.3, there are no third party beneficiaries having rights under or with respect to this Agreement.  The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve in a Corporate Status, any of its direct or indirect subsidiaries or in an Enterprise Corporate Status in any other Enterprise at the Corporation’s request.

12.3 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, by facsimile transmission or by electronic mail (with receipt acknowledged by the recipient other than by automatic means), as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

(a) If to the Indemnitee, to the address set forth on the signature page hereto.
(b) If to the Corporation, to:

TTEC Holdings, Inc.

9197 S. Peoria St.

Englewood, CO 80112

Attention: General Counsel

All notices, requests or other communications will be effective and deemed given in accordance with this Section 12.3 and shall be deemed received as follows: (a) if given by personal delivery, upon such personal delivery, (b) if sent by certified or registered mail, on the fifth (5th) business day after being deposited in the United States mail, (c) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (d) if sent by facsimile or electronic mail, upon confirmation of receipt of such facsimile transmission or electronic mail, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

12.4 Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

12.5 Submission to Jurisdiction. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, and each party consents to the non-exclusive jurisdiction and venue of such court (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court, and each party hereto hereby agrees that notice in accordance with Section 12.3 shall constitute effective service of process in any such Proceeding.

12.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

12.7 Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

12.8 Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

12.9 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

12.10 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

12.11 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile, portable document format (.pdf), or other electronic transmission.

12.12 Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

12.13 Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve in a Corporate Status, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving in a Corporate Status.

(b) The Corporation shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of Expenses under this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TTEC HOLDINGS, INC.

By:

Name: Regina M. Paolillo

Title: CFO and CAO

Indemnitee

Signature

Print Name:  __________________________________

Address:  _____________________________________

_____________________________________________